Exhibit 4.1

[Face of Note]

CUSIP NO. 94974BEJ5	PRINCIPAL AMOUNT: $
ISIN US94974BEJ52
REGISTERED NO.

WELLS FARGO & COMPANY

MEDIUM-TERM FIXED RATE-FLOATING RATE NOTE,

SERIES G

Due Nine Months or More From Date of Issue

☑	Check this box if this Security is a Global Security.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL ISSUE DATE: June 19, 2007	ISSUE PRICE: 100%	STATED MATURITY DATE: June 18, 2010

INTEREST RATE PER ANNUM: From June 19, 2007 to, but excluding, June 19, 2008, 5.506%, and thereafter at the Base Rate plus the Spread as provided herein.	BASE RATE: LIBOR Reuters. To determine LIBOR Reuters, the Designated LIBOR Page is Page LIBOR01 as displayed on Reuters Money 3000 Service or any successor service (or such other page as may replace Page LIBOR01 on that service or successor service) for the purpose of displaying the London interbank rates of major banks for U.S. Dollars or its designated successor.	INITIAL INTEREST RATE: 5.506%

INITIAL INTEREST PAYMENT DATE: June 19, 2008	INTEREST PAYMENT DATES: June 19, 2008 and thereafter each March 19, June 19, September 19 and December 19, and at maturity	INTEREST DETERMINATION DATES: Second London Banking Day prior to each Interest Reset Date

CALCULATION DATES: See below.	MAXIMUM INTEREST RATE: N/A	MINIMUM INTEREST RATE: N/A

INTEREST RESET PERIOD: Quarterly	INTEREST RESET DATES: Each March 19, June 19, September 19 and December 19, commencing June 19, 2008	INITIAL INTEREST RESET DATE: June 19, 2008

SPREAD MULTIPLIER: N/A	SPREAD: +2 basis points	INDEX MATURITY: Three months

REGULAR RECORD DATES: The fifteenth calendar day, whether or not a Business Day, prior to the Interest Payment Date.	DESIGNATED CMT MATURITY INDEX AND DESIGNATED TELERATE PAGE (Only applicable if the Base Rate is CMT): N/A

DESIGNATED LIBOR PAGE

(Only applicable if the Base Rate is

LIBOR):

☐ LIBOR Telerate (p.     )

☒ LIBOR Reuters (p. LIBOR01) as displayed on Reuters Money 3000 Service or any successor service (or such other page as may replace Page LIBOR01 on that service or successor service) for the purpose of displaying the London interbank rates of major banks for U.S. Dollars or its designated successor.

CALCULATION AGENT: Wells Fargo Bank, N.A.	INDEX CURRENCY (Only applicable if the Base Rate is LIBOR): U.S. Dollars	OPTIONAL REDEMPTION (at option of Company): N/A

REDEMPTION PRICE: N/A	REDEMPTION DATE(S) (at option of Company): N/A	SINKING FUND: N/A

OPTION TO ELECT REPAYMENT: N/A	REPAYMENT PRICE: N/A	OPTIONAL REPAYMENT DATE(S): N/A

MINIMUM DENOMINATIONS: ☐ U.S. $5,000 ☒ Other $1,000	DEPOSITARY (Only applicable if this Security is a Global Security): The Depository Trust Company	SPECIFIED CURRENCY: U.S. Dollars

OTHER/ADDITIONAL TERMS: N/A	ADDENDUM ATTACHED: No

WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of                                                   ($            ) on the Stated Maturity Date shown above and to pay interest, if any, on the principal amount hereof, from June 19, 2007 to, but excluding, June 19, 2008 at the rate per annum of 5.506% on June 19, 2008 (the “Fixed Rate Interest Payment Date”), and from June 19, 2008 to, but excluding, the date of Maturity on the Interest Payment Dates specified above, commencing with September 19, 2008, and at Maturity, at the Base Rate plus the Spread specified above, as determined by the Calculation Agent in accordance with the provisions on the reverse hereof under the heading “Determination of LIBOR.” The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. Interest payable upon Maturity will be paid to the Person to whom principal is payable. The Regular Record Date for an Interest Payment Date shall be the fifteenth calendar day, whether or not a Business Day, prior to such Interest Payment Date.

Except as provided in the next succeeding sentence, if an Interest Payment Date falls on a day that is not a Business Day, other than an Interest Payment Date that is also the date of Maturity, such Interest Payment Date will be postponed to the following day that is a Business Day, except that, if such following Business Day is in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Notwithstanding the foregoing, if the Fixed Rate Interest Payment Date is not a Business Day, interest on this Security shall be payable on the next day that is a Business Day, with the same force and effect as if made on such Fixed Rate Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of Maturity would fall on a day that is not a Business Day, the payment of principal and any premium and interest shall be made on the next Business Day, with the same force and effect as if made on the due date, and no additional interest shall accrue on the amount so payable for the period from and after such date of Maturity. For purposes of this Security, “Business Day” means a day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Minneapolis, Minnesota.

Interest payments on this Security shall be the amount of interest accrued from and including the Original Issue Date specified above or from and including the last date to which interest has been paid, or provided for, as the case may be, to but excluding, the following Interest Payment Date or the date of Maturity. This period is referred to as an “Interest Period.” If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date specified above. The first payment of interest on a Security originally issued and dated between a Regular Record Date specified above and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date.

The principal (and premium, if any) and interest on this Security is payable by the Company in the Specified Currency specified above.

Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of interest on this Security other than payments of interest at Maturity will be paid by check mailed to the Person entitled thereto at such Person’s last address as it appears in the Security Register or by wire transfer to such account as may have been designated by such Person. Payment of principal of and interest on this Security at Maturity will be made against presentation of this Security at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Notwithstanding the foregoing, for so long as this Security is a Global Security registered in the name of the Depositary, payments of principal and interest on this Security will be made to the Depositary by wire transfer of immediately available funds.

The Company will pay any administrative costs imposed by banks on payors in making payments on this Security in immediately available funds and the Holder of this Security shall pay any administrative costs imposed by banks on payees in connection with such payments. Any tax, assessment or governmental charge imposed upon payments on this Security will be borne by the Holder of this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

DATED:

WELLS FARGO & COMPANY

By:

[SEAL]

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signature

OR

WELLS FARGO BANK, N.A., as Authenticating Agent for the Trustee

By:
Authorized Signature

[Reverse of Note]

WELLS FARGO & COMPANY

MEDIUM-TERM FIXED RATE-FLOATING RATE NOTE, SERIES G

Due Nine Months or More From Date of Issue

General

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of July 21, 1999, as amended or supplemented from time to time (herein called the “Indenture”), between the Company and Citibank, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series of the Securities designated as Medium-Term Notes, Series G, of the Company, which series is limited to an aggregate principal amount of $25,000,000,000 or the equivalent thereof in one or more foreign or composite currencies minus the aggregate principal amount of the Company’s Subordinated Medium-Term Notes, Series H which may be issued from time to time. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more Global Securities recorded in the book-entry system maintained by the Depositary or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

Interest Rate Reset

The interest rate in effect from the Original Issue Date to, but excluding, June 19, 2008 shall be 5.506% per annum and the interest rate in effect on and after June 19, 2008 shall be the Base Rate plus the Spread specified above. Commencing with the Initial Interest Reset Date specified on the face hereof, the interest rate on this Security will be reset quarterly as specified on the face hereof under “Interest Reset Period.” Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. On each Interest Reset Date, the rate of interest on this Security shall be the rate determined with respect to the Interest Determination Date next preceding such Interest Reset Date in accordance with the provisions of the applicable heading below and adjusted by the addition of the Spread specified on the face hereof.

If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the following Business Day, except that if such following Business Day is in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

The amount of interest to be paid on this Security for each Interest Period will be calculated by multiplying the principal amount of this Security by an accrued interest factor. The “accrued interest factor” will be computed by adding the interest factors calculated for each day in the Interest Period. The “interest factor” for each day is computed by dividing the interest rate applicable to that day:

•	by 360 for the Interest Period from June 19, 2007 to, but excluding, June 19, 2008; and

•	by 365 (or 366 if the last day of the Interest Period falls in a leap year) for the Interest Periods commencing on and after June 19, 2008.

Unless otherwise specified on the face hereof, all percentages resulting from any calculation referred to herein shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001% and all U.S. dollar amounts used in or resulting from any of the above calculations will be rounded, if necessary, to the nearest cent, with one-half cent rounded upward. All U.S. dollar amounts used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency, with .005 round up to .01.

The interest rate on this Security shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date.

At the request of the Holder hereof, the Calculation Agent shall provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to this Security. The Calculation Agent’s determination of any interest rate shall be final and binding in the absence of manifest error. The Calculation Agent shall notify the Paying Agent of each determination of the interest applicable to this Security promptly after the determination is made.

A “Calculation Date”, where applicable, for any Interest Determination Date will be the earlier of:

•	the tenth calendar day after that Interest Determination Date or, if that day is not a Business Day, the next Business Day; or

•	the Business Day immediately preceding the applicable Interest Payment Date or date of Maturity.

Determination of LIBOR

If the Base Rate specified on the face hereof is LIBOR, the interest rate per annum shall be determined by the Calculation Agent for each Interest Determination Date specified on the face hereof as follows:

As of the Interest Determination Date, LIBOR will be either LIBOR Reuters or LIBOR Telerate:

•

if “LIBOR Reuters” is specified on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day, as defined below, immediately following that Interest Determination Date, or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used; or

•

if “LIBOR Telerate” is specified on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that Interest Determination Date.

•

If (i) fewer than two offered rates appear and “LIBOR Reuters” is specified on the face hereof, or (ii) no rate appears and either (a) “LIBOR Telerate” is specified on the face hereof or (b) “LIBOR Reuters” is specified on the face hereof and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

•

If at least two quotations are provided, LIBOR determined on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Reset Date, by three major banks in that principal financial center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

•

If the banks so selected by the Calculation Agent are not quoting as set forth above, LIBOR for that Interest Determination Date will remain LIBOR for the immediately preceding Interest Reset Period, or, if none, the rate of interest payable will be the Initial Interest Rate.

The “Index Currency” means the currency specified on the face hereof as the currency for which LIBOR will be calculated or, if the euro is substituted for that currency, the Index Currency will be the euro. If no currency is specified on the face hereof, the Index Currency will be U.S. dollars.

“Designated LIBOR Page” means either (i) if “LIBOR Reuters” is designated on the face hereof, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or (ii) if “LIBOR Telerate” is designated on the face hereof, the display on Moneyline Telerate, or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

“Euro LIBOR Securities” means LIBOR debt securities for which the Index Currency is euros.

“London Banking Day” means any day on which dealings in deposits in the Index Currency specified above are transacted in the London interbank market.

Events of Default

If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waivers

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

Sinking Fund

Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

Authorized Denominations

This Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

Registration of Transfer

Upon due presentment for registration of transfer of this Security at the office or agency of the Company in the City of Minneapolis, Minnesota, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

If this Security is a Global Security (as specified above), this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such ineligibility, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligation of the Company Absolute

No reference herein to the Indenture and no provision of this Security or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except as otherwise provided in this Security and except that in the event the Company deposits money or Eligible Instruments as provided in Articles 4 and 15 of the Indenture, such payments will be made only from proceeds of such money or Eligible Instruments.

No Personal Recourse

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Defined Terms

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise defined in this Security.

Governing Law

This Security shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflicts of laws.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.